Exhibit 99.77(q)(1)

ITEM 77Q-1 – Exhibits

(e)(1)	Waiver Letter dated May 1, 2015 regarding the investment management fee for Class P shares of Voya Global Bond Fund for the period from May 1, 2015 through March 1, 2016 – Filed herein.
(e)(2)	First Amendment dated May 22, 2015 to Sub-Advisory Agreement between Voya Investments, LLC and Voya Investment Management Co, LLC dated November 18, 2014 – Filed herein.

(e)(3)	Sub-Advisory Agreement (with redaction) between Voya Investments, LLC and Acadian Asset Management LLC dated November 18, 2014 – Filed herein.
(e)(4)	Sub-Advisory Agreement (with redaction) between Voya Investments, LLC and Baillie Gifford Overseas Limited dated November 18, 2014 – Filed herein.
(e)(5)	Sub-Advisory Agreement (with redaction) between Voya Investments, LLC and Delaware Investments Fund Advisers dated November 18, 2014 – Filed herein.
(e)(6)	Amendment (with redaction), effective July 1, 2015 to Sub-Advisory Agreement dated November 18, 2014 between Voya Investments, LLC and Delaware Investments Fund Advisers dated November 18, 2014 – Filed herein.
(e)(7)	Sub-Advisory Agreement (with redaction) between Voya Investments, LLC, Voya Mutual Funds, and J.P. Morgan Investment Management Inc. dated November 18, 2014 – Filed herein.
(e)(8)	Sub-Advisory Agreement (with redaction) between Voya Investments, LLC and Lazard Asset Management LLC dated November 18, 2014 – Filed herein.
(e)(9)	Sub-Advisory Agreement (with redaction) between Voya Investments, LLC and T. Rowe Price Associates, Inc. dated November 18, 2014 – Filed herein.
(e)(10)	Sub-Advisory Agreement (with redaction) dated August 24, 2015, between Voya Investments, LLC and Van Eck Associates Corporation – Filed herein.
(e)(11)	Sub-Advisory Agreement (with redaction) between Voya Investments, LLC and Victory Capital Management Inc. dated March 2, 2015 – Filed herein.
(e)(12)	Sub-Advisory Agreement (with redaction) between Voya Investments, LLC and Wellington Management Company, LLP dated November 18, 2014 – Filed herein.